Exhibit 99.1

Cross Country Healthcare Announces First Quarter 2023 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--May 3, 2023--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2023.

SELECTED FINANCIAL INFORMATION:

		Variance		Variance
		Q1 2023 vs		Q1 2023 vs
Dollars are in thousands, except per share amounts	Q1 2023	Q1 2022		Q4 2022
Revenue	$622,707	(21)%		(1)%
Gross profit margin*	22.4%	20	bps	30	bps
Net income attributable to common stockholders	$29,436	(53)%		(24)%
Diluted EPS	$0.81	$(0.82)		$(0.24)
Adjusted EBITDA*	$52,141	(46)%		(9)%
Adjusted EBITDA margin*	8.4%	(390)	bps	(70)	bps
Adjusted EPS*	$0.84	$(0.86)		$(0.25)
Cash flows provided by operations	$46,865	261%		985%
* Refer to accompanying tables and discussion of non-GAAP (Generally Accepted Accounting Principles) financial measures below.

First Quarter Business Highlights

  Revenue, Adjusted EBITDA, and Adjusted EPS exceeded guidance ranges
  Highest revenue quarter in Company history for education and home care
  Physician Staffing revenue growth of 75% (19% organic) year-over-year
  First Intellify vendor-neutral client contract signed
  Launch of Intellify's per diem and internal resource pool modules
  Repurchased an additional 1.2 million shares of common stock for $31.7 million
  Replenished our stock repurchase program back to $100 million in the second quarter of 2023

“I am pleased that we once again exceeded our expectations for revenue and profitability, reflecting continued strong execution across our business,” said John A. Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “The deployment of Intellify as our proprietary vendor management system is well underway across our portfolio of managed service programs and I am thrilled to share we have signed our first vendor neutral client. Intellify’s newest module for internal resource pools will empower clients to better manage their core and contingent staff needs to help drive cost savings.”

First quarter consolidated revenue was $622.7 million, a decrease of 21% year-over-year and 1% sequentially. Consolidated gross profit margin was 22.4%, up 20 basis points year-over-year and 30 basis points sequentially. Net income attributable to common stockholders was $29.4 million compared to $62.0 million in the prior year and $38.8 million in the prior quarter. Diluted earnings per share (EPS) was $0.81 compared to $1.63 in the prior year and $1.05 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $52.1 million or 8.4% of revenue, as compared with $97.4 million or 12.3% of revenue in the prior year, and $57.0 million or 9.1% of revenue in the prior quarter. Adjusted EPS was $0.84 compared to $1.70 in the prior year and $1.09 in the prior quarter.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue was $582.3 million, a decrease of 24% year-over-year and 1% sequentially. Contribution income was $67.2 million, a decrease from $110.1 million year-over-year and $69.9 million sequentially. Average field contract personnel on a full-time equivalent (FTE) basis were 12,518 as compared with 13,454 in the prior year and 12,447 in the prior quarter. Revenue per FTE per day was $513 compared to $628 in the prior year and $510 in the prior quarter. The decrease in revenue and contribution income year-over-year was greatly impacted by industry tailwinds associated with the COVID-19 pandemic. The decrease in the average number of FTEs, as compared to the prior year, was primarily due to volume decline in travel nurse and local. Average bill rates were down year-over-year in the low double digits.

Physician Staffing

Revenue was $40.4 million, an increase of 75% year-over-year and 9% sequentially. Contribution income was $1.7 million, a decrease from $1.8 million year-over-year and flat sequentially. Total days filled were 22,097 as compared with 13,068 in the prior year and 21,335 in the prior quarter. Revenue per day filled was $1,829 as compared with $1,772 in the prior year and $1,740 in the prior quarter. The year-over-year increase in revenue was driven by an increase in volume in several specialties. The year-over-year decrease in contribution income was driven by higher direct costs.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities increased $75.9 million to $46.9 million for the three months ended March 31, 2023, as compared to $29.0 million used in operating activities for the three months ended March 31, 2022, and increased $42.6 million as compared to $4.3 million for the three months ended December 31, 2022, due to strong profitability as well as a slight sequential improvement in days' sales outstanding.

During the first quarter, the Company repurchased and retired a total of 1.2 million shares of the Company's common stock for an aggregate price of $31.7 million, at an average market price of $25.94 per share. As of March 31, 2023, the Company had 35.5 million unrestricted shares outstanding and $44.5 million remaining for share repurchases. During the second quarter of 2023, the Company's Board of Directors authorized the replenishment of the amount remaining for share repurchases back to $100 million.

At March 31, 2023, the Company had $0.3 million in cash and cash equivalents and $73.9 million principal balance on its term loan, with $66.4 million of borrowings drawn under its revolving senior secured asset-based credit facility (ABL), and $18.2 million of letters of credit outstanding. As of March 31, 2023, borrowing base availability under the ABL was $300.0 million, with $215.4 million of excess availability.

Outlook for Second Quarter 2023

The guidance below applies to management’s expectations for the second quarter of 2023.

	Q2 2023 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$530 million - $540 million	(30)% - (28)%	(15)% - (13)%

Adjusted EBITDA*	$40.0 million - $45.0 million	(52)% - (46)%	(23)% - (14)%

Adjusted EPS*	$0.55 - $0.65	$(0.85) - $(0.75)	$(0.29) - $(0.19)
* Refer to discussion of non-GAAP financial measures below.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases. The Company has updated its 2023 annual minimum guidance to at least $2.1 billion in revenue and in excess of $170 million in Adjusted EBITDA.

See accompanying non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, May 3, 2023, at 5:00 P.M. Eastern Time to discuss its first quarter 2023 financial results. This call will be webcast live and can be accessed at the Company’s website at ir.crosscountry.com or by dialing 888-566-1290 from anywhere in the U.S. or by dialing 773-799-3776 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from May 3rd through May 17th on the Company’s website and a replay of the conference call will be available by telephone by calling 800-839-1334 from anywhere in the U.S. or 203-369-3831 from non-U.S. locations - Passcode: 3522.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. is a leading tech-enabled workforce solutions and advisory firm with 37 years of industry experience and insight. We solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, we are committed to an exceptionally high level of service to our clients and our homecare, education, and clinical and non-clinical healthcare professionals. Our locum tenens line of business, Cross Country Locums, has been certified by the National Committee for Quality Assurance (NCQA), the leader in healthcare accreditation, since 2001. We are the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. Cross Country Healthcare is rated as the top staffing and recruiting employer for women by InHerSights, and Certified™ by Great Place to Work®. For three consecutive years, we have received the Top Workplaces USA award from Energage and have also been recognized with the Top Workplaces Award for Diversity, Equity & Inclusion Practices and the Top Workplaces Awards for Innovation and Leadership. We have recently been awarded the Women Executive Leadership Elevate Award, recognizing gender diversity in our Boardroom. We have a history of investing in diversity, equality, and inclusion as a key component of the organization’s overall corporate social responsibility program, closely aligned with its core values to create a better future for its people, communities, and its stockholders.

Copies of this and other press releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

In addition, forward-looking adjusted EBITDA and adjusted EPS for fiscal 2023 exclude potential charges or gains that may be recorded during the fiscal year, including among other things, the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases. We have not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of our financial performance.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature and/or depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", "could", and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the overall macroeconomic environment, including increased inflation and interest rates, demand for the healthcare services we provide, both nationally and in the regions in which we operate, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our customers’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors, including, without limitation, the risk factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed and updated in our Quarterly Reports on Form 10-Q and other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct, or (iv) our strategy, which is based in part on this analysis, will be successful. Except as may be required by law, the Company undertakes no obligation to update or revise forward-looking statements. All references to "the Company", "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its consolidated subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022

Revenue from services	$622,707	$788,732	$628,218
Operating expenses:
Direct operating expenses	483,284	613,938	489,276
Selling, general and administrative expenses	84,260	76,853	81,367
Bad debt expense	4,908	2,369	2,947
Depreciation and amortization	4,904	2,719	3,162
Restructuring costs	429	480	2
Legal settlement charges	1,125	—	—
Impairment charges	—	1,741	—
Total operating expenses	578,910	698,100	576,754
Income from operations	43,797	90,632	51,464
Other expenses (income):
Interest expense	3,690	3,521	3,515
Loss on early extinguishment of debt	—	—	1,816
Other income, net	(12)	(8)	(217)
Income before income taxes	40,119	87,119	46,350
Income tax expense	10,683	25,136	7,559
Net income attributable to common stockholders	$29,436	$61,983	$38,791

Net income per share attributable to common stockholders - Basic	$0.82	$1.67	$1.06

Net income per share attributable to common stockholders - Diluted	$0.81	$1.63	$1.05

Weighted average common shares outstanding:
Basic	35,864	37,028	36,455
Diluted	36,560	37,973	36,926

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022
Adjusted EBITDA:[a]
Net income attributable to common stockholders	$29,436	$61,983	$38,791
Interest expense	3,690	3,521	3,515
Income tax expense	10,683	25,136	7,559
Depreciation and amortization	4,904	2,719	3,162
Acquisition and integration-related (benefits) costs[b]	(18)	40	196
Restructuring costs[c]	429	480	2
Legal settlements and fees[d]	1.125	—	—
Impairment charges[e]	—	1,741	—
Loss on disposal of fixed assets	—	19	19
Loss on early extinguishment of debt[f]	—	—	1,816
Loss (gain) on lease termination[g]	8	(21)	(231)
Other income, net	(20)	(6)	(4)
Equity compensation	1,775	1,601	2,187
System conversion costs[h]	129	195	14
Adjusted EBITDA[a]	$52.141	$97.408	$57,026
Adjusted EBITDA margin[a]	8.4%	12.3%	9.1%

Adjusted EPS:[i]
Numerator:
Net income attributable to common stockholders	$29,436	$61,983	$38,791
Non-GAAP adjustments - pretax:
Acquisition and integration-related (benefits) costs[b]	(18)	40	196
Restructuring costs[c]	429	480	2
Legal settlements and fees[d]	1,125	—	—
Impairment charges[e]	—	1,741	—
Loss on early extinguishment of debt[f]	—	—	1,816
System conversion costs[h]	129	195	14
Tax impact of non-GAAP adjustments	(427)	184	(519)
Adjusted net income attributable to common stockholders - non-GAAP	$30,674	$64,623	$40,300

Denominator:
Weighted average common shares - basic, GAAP	35,864	37,028	36,455
Dilutive impact of share-based payments	696	945	471
Adjusted weighted average common shares - diluted, non-GAAP	36,560	37,973	36,926

Reconciliation:
Diluted EPS, GAAP	$0.81	$1.63	$1.05
Non-GAAP adjustments - pretax:
Acquisition and integration-related (benefits) costs[b]	—	—	0.01
Restructuring costs[c]	0.01	0.01	—
Legal settlements and fees[d]	0.03	—	—
Impairment charges[e]	—	0.05	—
Loss on early extinguishment of debt[f]	—	—	0.05
System conversion costs[h]	—	0.01	—
Tax impact of non-GAAP adjustments	(0.01)	—	(0.02)
Adjusted EPS, non-GAAP[i]	$0.84	$1.70	$1.09

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$291	$3,604
Accounts receivable, net	627,076	641,611
Income taxes receivable	1,783	10,915
Prepaid expenses	10,937	11,067
Insurance recovery receivable	7,266	7,434
Other current assets	1,259	1,042
Total current assets	648,612	675,673
Property and equipment, net	23,082	19,662
Operating lease right-of-use assets	2,506	3,254
Goodwill	141,520	163,268
Other intangible assets, net	63,086	44,723
Non-current deferred tax assets	7,708	7,092
Non-current insurance recovery receivable	22,780	23,058
Other non-current assets	11,247	11,109
Total assets	$920,541	$947,839

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$176,881	$185,507
Accrued compensation and benefits	69,684	72,605
Operating lease liabilities - current	3,584	4,132
Current portion of earnout liability	12,500	7,500
Other current liabilities	2,259	1,896
Total current liabilities	264,908	271,640
Non-current debt, less current portion	138,443	148,735
Operating lease liabilities - non-current	3,845	4,880
Non-current accrued claims	35,914	35,881
Non-current earnout liability	13,000	18,000
Uncertain tax positions - non-current	8,427	7,646
Other non-current liabilities	4,074	3,838
Total liabilities	468,611	490,620

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	258,144	292,876
Accumulated other comprehensive loss	(1,380)	(1,387)
Retained earnings	195,162	165,726
Total stockholders' equity	451,930	457,219
Total liabilities and stockholders' equity	$920,541	$947,839

Cross Country Healthcare, Inc.
Segment Data[j]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2023	Total	2022	Total	2022	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$582,302	94%	$765,580	97%	$591,090	94%	(24)%	(1)%
Physician Staffing	40,405	6%	23,152	3%	37,128	6%	75%	9%
	$622,707	100%	$788,732	100%	$628,218	100%	(21)%	(1)%

Contribution income:[k]
Nurse and Allied Staffing	$67,169		$110,101		$69,941		(39)%	(4)%
Physician Staffing	1,724		1,765		1,686		(2)%	2%
	68,893		111,866		71,627		(38)%	(4)%

Corporate overhead[l]	18,656		16,254		16,803		(15)%	(11)%
Depreciation and amortization	4,904		2,719		3,162		(80)%	(55)%
Restructuring costs[c]	429		480		2		11%	NM
Legal settlement charges[d]	1,125		—		—		(100)%	(100)%
Impairment charges[e]	—		1,741		—		100%	—%
Other costs	(18)		40		196		145%	109%
Income from operations	$43,797		$90,632		$51,464		(52)%	(15)%

Other costs include acquisition and integration-related (benefits) costs.
NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022

Net cash provided by (used in) operating activities	$46,865	$(29,038)	$4,320
Net cash used in investing activities	(3,496)	(2,096)	(37,111)
Net cash (used in) provided by financing activities	(46,681)	31,308	6,075
Effect of exchange rate changes on cash	(1)	(2)	—
Change in cash and cash equivalents	(3,313)	172	(26,716)
Cash and cash equivalents at beginning of period	3,604	1,036	30,320
Cash and cash equivalents at end of period	$291	$1,208	$3,604

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022

Revenue from services	$622,707	$788,732	$628,218
Less: Direct operating expenses	483,284	613,938	489,276
Gross profit	$139,423	$174,794	$138,942
Consolidated gross profit margin[m]	22.4%	22.2%	22.1%

Nurse and Allied Staffing statistical data:
FTEs[n]	12,518	13,454	12,447
Average Nurse and Allied Staffing revenue per FTE per day[o]	$513	$628	$510

Physician Staffing statistical data:
Days filled[p]	22,097	13,068	21,335
Revenue per day filled[q]	$1,829	$1,772	$1,740

(a)

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, other expense (income), net, equity compensation, enterprise resource planning (ERP) system costs, and applicant tracking system costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company's credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(b)

Acquisition and integration-related (benefits) costs included costs for legal and advisory fees for the Mint Medical Physician Staffing, LP and Lotus Medical Staffing LLC acquisition that closed in October 2022 and the HireUp Leadership Inc. acquisition that closed in December 2022.

(c)	Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)

Legal settlements and fees included legal settlement charges as presented on the consolidated statements of operations, as well as legal fees pertaining to non-operational legal matters outside the normal course of operations, which are included in selling, general and administrative expenses. For the three months ended March 31, 2023, the Company incurred $1.1 million, including legal fees, to settle a wage and hour class action lawsuit.

(e)	Impairment charges for the three months ended March 31, 2022 were comprised of $1.7 million related to right-of-use assets and related property in connection with vacated leases.
(f)

Loss on early extinguishment of debt for the three months ended December 31, 2022 consisted of a prepayment premium and the write-off of debt issuance costs related to the optional prepayment on our term loan made in the fourth quarter of 2022.

(g)	The gain on lease termination for the three months ended December 31, 2022 was primarily a result of the early termination of the lease for one of the Company's corporate offices, recognized in 2022.
(h)

System conversion costs include ERP system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company's policies, and applicant tracking system costs related to the Company's project to replace its legacy system supporting its travel nurse staffing business.

(i)

Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, ERP system costs, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company. Quarterly non-GAAP adjustment may vary due to rounding.

(j)	Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(k)

Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(l)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(m)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(n)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)	Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(p)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(q)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com